Exhibit 4.5

Execution Version

América Móvil, S.A.B. de C.V.,

as Issuer

Radiomóvil Dipsa, S.A. de C.V.,

as Guarantor

and

The Bank of New York Mellon (as successor to JP Morgan Chase Bank),

as Trustee

ADDITIONAL NOTES SUPPLEMENT

Dated as of March 8, 2011

To

FOURTH SUPPLEMENTAL INDENTURE

Dated as of November 3, 2004

5.750% Senior Notes due 2015

ADDITIONAL NOTES SUPPLEMENT, dated as of March 8, 2011 (this “Additional Notes Supplement”), to the Fourth Supplemental Indenture, dated as of November 3, 2004 (the “Fourth Supplemental Indenture”), among América Móvil, S.A.B. de C.V., a sociedad anónima bursátil de capital variable organized and existing under the laws of the United Mexican States (“Mexico”) (the “Company”), having its principal office at Lago Zurich 245, Edificio Telcel, Colonia Granada Ampliación, Delegación Miguel Hidalgo, 11529, México D.F., México, Radiomóvil Dipsa, S.A. de C.V., a sociedad anónima de capital variable organized and existing under the laws of Mexico (the “Guarantor”), having its principal office at Lago Zurich 245, Edificio Telcel, Colonia Granada Ampliación, Delegación Miguel Hidalgo, 11529, México D.F., México and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), a corporation duly organized and existing under the laws of the State of New York authorized to conduct a banking business, as Trustee (the “Trustee”), to the Indenture, dated as of March 9, 2004, among the Company, the Guarantor and the Trustee (the “Base Indenture”).

W I T N E S S E T H:

WHEREAS, the Company, the Guarantor and the Trustee have executed the Base Indenture on March 9, 2004 and the Fourth Supplemental Indenture on November 3, 2004 in connection with the Company’s original issuance of U.S.$500,000,000 5.750% Senior Notes due 2015 (the “Initial Notes”);

WHEREAS, the Company desires to issue an additional U.S.$238,814,000 aggregate principal amount of its 5.750% Senior Notes due 2015 (the “Additional Notes”) in connection with its exchange offer for any and all outstanding 5.50% Senior Notes due 2015 of Teléfonos de México, S.A.B. de C.V.;

WHEREAS, Section 201 of the Fourth Supplemental Indenture provides for the issuance from time to time thereunder of additional notes by the Company with terms and conditions identical to those of the Initial Notes (except for the issue date, the date from which interest shall accrue and first be paid, the inclusion of legends restricting transfer and registration rights and, until the exchange offer under the Registration Rights Agreement (as defined below) has been completed or a shelf registration statement has been filed, CUSIP and ISIN numbers and fungibility for trading purposes), which additional notes will be consolidated and form a single series with the Initial Notes;

WHEREAS, the Company has duly authorized the execution and delivery of this Additional Notes Supplement to create and issue the Additional Notes under the Fourth Supplemental Indenture and the Base Indenture;

WHEREAS, the Guarantor has duly authorized the execution and delivery of this Additional Notes Supplement to provide for its Guarantees of the Additional Notes;

WHEREAS, pursuant to Section 201 of the Fourth Supplemental Indenture, the Company, the Guarantor and the Trustee are authorized to execute and deliver this Additional Notes Supplement, without the consent of any Holder; and

WHEREAS, all things necessary to make this Additional Notes Supplement, together with the Base Indenture and the Fourth Supplemental Indenture, a valid agreement of the Company and the Guarantor, in accordance with their terms, have been done.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the Guarantor and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the Additional Notes as follows:

SECTION 1. Unless otherwise defined in this Additional Notes Supplement, terms defined in the Fourth Supplemental Indenture are used herein as therein defined.

SECTION 2. The following terms have the meanings given to them in this Section 2:

“Registration Default” means the occurrence of any of the events set forth in Section 2(e) of the Registration Rights Agreement which gives rise to an obligation on the part of the Company to pay additional interest on the Additional Notes in accordance therewith.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of March 8, 2011, among the Company, the Guarantor and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as Dealer Manager, as such agreement may be amended from time to time.

SECTION 3. Except insofar as otherwise expressly provided in this Additional Notes Supplement, all the definitions, provisions, terms and conditions of the Base Indenture and the Fourth Supplemental Indenture shall remain in full force and effect. The Base Indenture and the Fourth Supplemental Indenture, as supplemented by this Additional Notes Supplement, are in all respects ratified and confirmed, and the Base Indenture, the Fourth Supplemental Indenture and this Additional Notes Supplement shall be read, taken and considered as one and the same instrument for all purposes with respect to the Additional Notes.

SECTION 4. The Additional Notes are being originally issued by the Company on the date hereof in an aggregate principal amount of U.S.$238,814,000, which, together with the Guarantor’s Guarantees (in substantially the form attached as Exhibit B hereto) duly annexed thereto, shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Initial Notes. The Additional Notes will vote together with the Initial Notes as from March 8, 2011.

SECTION 5. The Stated Maturity of the Additional Notes shall be January 15, 2015. The Additional Notes shall bear interest at the rate of 5.750% per annum from March 8, 2011.

SECTION 6. The Additional Notes shall be issued in fully registered certificated global form without coupons, and in minimum denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof. The Additional Notes and the Trustee’s certificate of authentication shall be substantially in the form of Exhibit A hereto.

2

SECTION 7. The terms and provisions of the Additional Notes, the form of which is set forth in Exhibit A hereto, shall constitute, and are hereby expressly made, a part of this Additional Notes Supplement and, to the extent applicable, the Company, the Guarantor and the Trustee, by their execution and delivery of this Additional Notes Supplement, expressly agree to such terms and provisions and to be bound thereby.

SECTION 8. The transfer certificates for transfers from (i) Restricted Global Note to Regulation S Global Note, (ii) Restricted Global Note to Unrestricted Global Note and (iii) Regulation S Global Note or Unrestricted Global Note to Restricted Global Note shall be substantially in the form of Exhibits C, D and E hereto, respectively.

SECTION 9. This Additional Notes Supplement shall be governed by, and construed in accordance with, the law of the State of New York. The parties hereto ratify the provisions of Sections 113 and 115 of the Base Indenture with respect to this Additional Notes Supplement, as if such provisions were set forth in their entirety herein.

SECTION 10. This Additional Notes Supplement may be executed in any number of counterparts, each of which so executed shall be an original, but all of them together represent the same agreement.

SECTION 11. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Additional Notes Supplement or for or in respect of the recitals contained herein, all of which recitals are made by the Company and the Guarantor.

[Signature page follows]

3

IN WITNESS WHEREOF, the parties hereto have caused this Additional Notes Supplement to be duly executed as of the date first above written.

AMÉRICA MÓVIL, S.A.B. DE C.V.,
as Issuer

By:	/s/ Carlos José García Moreno Elizondo
	Name:	Carlos José García Moreno Elizondo
	Title:	Chief Financial Officer

By:	/s/ Alejandro Cantú Jiménez
	Name:	Alejandro Cantú Jiménez
	Title:	General Counsel

RADIOMÓVIL DIPSA, S.A. DE C.V.,
as Guarantor

By:	/s/ Fernando Benjamín Ocampo Carapia
	Name:	Fernando Benjamín Ocampo Carapia
	Title:	Chief Financial Officer

By:	/s/ Alejandro Cantú Jiménez
	Name:	Alejandro Cantú Jiménez
	Title:	General Counsel

THE BANK OF NEW YORK MELLON,
as Trustee, Security Registrar, Principal Paying Agent and Transfer Agent

By:	/s/ Erika Walker
	Name:	Erika Walker
	Title:	Vice President

[Signature Page to Additional Notes Supplement for 2015 Notes]

EXHIBIT A

FORM OF ADDITIONAL NOTE

[FACE OF NOTE]

[INCLUDE IF NOTE IS A GLOBAL NOTE – THIS IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO, AS FURTHER SUPPLEMENTED BY THE FOURTH SUPPLEMENTAL INDENTURE HEREINAFTER REFERRED TO, AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY AMÉRICA MÓVIL, S.A.B. DE C.V., THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS NOTE FOR ALL PURPOSES.]

[INCLUDE IF NOTE IS A GLOBAL NOTE AND THE DEPOSITARY IS THE DEPOSITORY TRUST COMPANY – UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO AMÉRICA MÓVIL, S.A.B. DE C.V. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN EXCHANGE FOR THIS CERTIFICATE OR ANY PORTION HEREOF IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON OTHER THAN THE DEPOSITORY TRUST COMPANY OR A NOMINEE THEREOF IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR REGISTERED NOTES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, AS FURTHER SUPPLEMENTED BY THE FOURTH SUPPLEMENTAL INDENTURE, THIS GLOBAL NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

[INCLUDE IF NOTE IS A RESTRICTED GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 203 OF THE FOURTH SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED – NONE OF THIS GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN OR THE GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”). NONE OF THIS GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN OR THE GUARANTEE

HEREOF MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER OR BUYERS IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT. AS A CONDITION TO REGISTRATION OF TRANSFER OF THIS GLOBAL NOTE IN ACCORDANCE WITH CLAUSE (3) ABOVE, AMÉRICA MÓVIL, S.A.B. DE C.V. OR THE TRUSTEE MAY REQUIRE DELIVERY OF ANY DOCUMENTS OR OTHER EVIDENCE THAT IT, IN ITS DISCRETION, DEEMS NECESSARY OR APPROPRIATE TO EVIDENCE COMPLIANCE WITH THE EXEMPTION REFERRED TO IN SUCH CLAUSE (3), AND, IN EACH CASE, IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.)]

[INCLUDE IF NOTE IS A REGULATION S GLOBAL NOTE (UNLESS, PURSUANT TO SECTION 203 OF THE FOURTH SUPPLEMENTAL INDENTURE, THE COMPANY DETERMINES AND CERTIFIES TO THE TRUSTEE THAT THE LEGEND MAY BE REMOVED – NONE OF THIS GLOBAL NOTE, ANY BENEFICIAL INTEREST HEREIN OR THE GUARANTEE HEREOF HAS BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND MAY NOT BE OFFERED, SOLD OR DELIVERED IN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY U.S. PERSON, UNLESS THIS GLOBAL NOTE IS REGISTERED UNDER THE SECURITIES ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF IS AVAILABLE.]

AMÉRICA MÓVIL, S.A.B. DE C.V.

5.750% Senior Notes due 2015

[If Restricted Global Note – CUSIP Number: 02364W AY1 / ISIN Number: US02364WAY12 / Common Code: 059844709]

[If Regulation S Global Note – CUSIP Number: P0280A ED9 / ISIN Number: USP0280AED92 / Common Code: 059844806]

No. [R- ][S- ]	U.S.$ [•]

América Móvil, S.A.B. de C.V. (herein called the “Company”, which term includes any successor Person under the Indenture hereinafter referred to, as further supplemented by the Fourth Supplemental Indenture hereinafter referred to), a corporation (sociedad anónima bursátil de capital variable) organized and existing under the laws of the United Mexican States (“Mexico”), for value received, hereby promises to pay to Cede & Co., as nominee for The Depository Trust Company, or registered assigns, the principal sum of [•] Dollars or such other principal amount (provided, however, that the Company may from time to time or at any time, without the consent of the Holders of the Notes, issue additional notes, with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, with terms and conditions identical to those of the Notes, which additional notes, together with Guarantees of the Guarantor duly annexed thereto or endorsed thereon, shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes) as may be set forth in the records of the Trustee hereinafter referred to in accordance with the Indenture, as further supplemented by the Fourth Supplemental Indenture, on January 15, 2015 (unless earlier redeemed, in which case, on the applicable Redemption Date), and to pay interest thereon from March 8, 2011 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, semi-annually on January 15 and July 15 in each year, commencing on July 15, 2011 at the rate of 5.750% per annum, until the principal hereof is paid or made available for payment, provided that, upon the occurrence of a Registration Default in accordance with the Registration Rights Agreement, the per annum interest rate borne by this Note shall increase by adding 0.50% thereto, as liquidated damages and not as a penalty, for the period from the first day on which such Registration Default occurs to but not including the first day thereafter until no Registration Default is continuing or such Registrable Notes become freely transferable under the Securities Act, all in accordance with the provisions of the Registration Rights Agreement, and in which case the Company shall provide notice to the Trustee of such increase in interest rate, and shall cause the Trustee to provide appropriate notice thereof to the Holder of this Note; and provided, further, that any amount of interest on this Note which is overdue shall bear interest (to the extent that payment thereof shall be legally enforceable) at the rate per annum then borne by this Note from the date such amount is due to but not including the day it is paid or made available for payment, and such overdue interest shall be paid as provided in Section 306 of the Indenture.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date shall, as provided in such Indenture and the Fourth Supplemental Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be June 30 or

December 31 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, provided that any accrued and unpaid interest (including additional interest as a result of any Registration Default, if applicable) on this Note upon the issuance of an Exchange Note in exchange for this Note shall cease to be payable to the Holder hereof and shall be payable instead on the next Interest Payment Date for such Exchange Note to the Holder thereof on the related Regular Record Date. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on the relevant Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of the Notes not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Note may be listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture or Fourth Supplemental Indenture. Interest on this Note shall be computed on the basis set forth in the Indenture and Fourth Supplemental Indenture.

Payment of the principal of and interest on this Note shall be made at the office of the Trustee or agency of the Company in the Borough of Manhattan, New York City, New York, maintained for such purpose and at any other office or agency maintained by the Company for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts against surrender of this Note in the case of any payment due at the Maturity of the principal thereof (other than any payment of interest that first becomes payable on a day other than an Interest Payment Date); provided, however, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Securities Register; and provided, further, that all payments of the principal of and interest on this Note, the Permitted Holders of which have given wire transfer instructions to the Trustee, the Company, or its agent at least 10 Business Days prior to the applicable payment date, shall be required to be made by wire transfer of immediately available funds to the accounts specified by such Permitted Holders in such instructions. Notwithstanding the foregoing, payment of any amount payable in respect of a Global Note shall be made in accordance with the Applicable Procedures of the Depositary.

Reference is hereby made to the further provisions of this Note set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Note shall not be entitled to any benefit under the Indenture and Fourth Supplemental Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: March 8, 2011

AMÉRICA MÓVIL, S.A.B. DE C.V.

By:
Name:
Title:

By:
Name:
Title:

This is one of the Notes referred to in the within mentioned Indenture.

Dated: March 8, 2011

THE BANK OF NEW YORK MELLON,
as Trustee

By:
Authorized Officer

[REVERSE OF NOTE]

This Note is a duly authorized issue of securities of the Company (herein collectively called the “Notes”), issued under an Indenture, dated as of March 9, 2004 and as previously supplemented by the First Supplemental Indenture dated as of March 9, 2004, the Second Supplemental Indenture dated as of March 9, 2004 and the Third Supplemental Indenture dated as of April 27, 2004 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), as further supplemented by the Fourth Supplemental Indenture dated as of November 3, 2004, as supplemented on March 8, 2011 by the Additional Notes Supplement (the “Fourth Supplemental Indenture”), among the Company, Radiomóvil Dipsa, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized and existing under the laws of Mexico (herein called the “Guarantor,” which term includes any successor Person under the Indenture) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), as Trustee (the “Trustee”, which term includes any successor trustee under the Indenture), and reference is hereby made to the Indenture, as further supplemented by the Fourth Supplemental Indenture, for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This Note is one of the series designated on the face hereof.

Additional notes on terms and conditions identical to those of this Note may be issued by the Company without the consent of the Holders of the Notes. The amount evidenced by such additional Notes shall increase the aggregate principal amount of, and shall be consolidated and form a single series with, the Notes.

In the event of redemption of this Note in part only, a new Note of this series and of like tenor for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default with respect to Notes shall occur and be continuing, the principal of all of the Notes may be declared due and payable in the manner and with the effect provided in the Indenture, as further supplemented by the Fourth Supplemental Indenture.

All payments of principal and interest in respect of the Notes shall be made after withholding or deduction for any present or future taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of Mexico or any authority therein or thereof having power to tax (“Mexican Taxes”). In the event of any withholding or deduction for any Mexican Taxes, the Company shall pay such additional amounts (“Additional Amounts”) as will result in receipt by the Holders of Notes on the respective due dates of such amounts as would have been received by them had no such withholding or deduction (including for any Mexican Taxes payable in respect of Additional Amounts) been required, except that no such Additional Amounts shall be payable with respect to any payment on a Note to the extent:

(i) that any such taxes, duties, assessments or other governmental charges would not have been imposed but for (A) a connection between the Holder and Mexico other than the ownership or holding of such Note and the mere receipt of payments with respect to such Note or (B) failure by the Holder or any other Person to comply with any certification, identification or other reporting requirement concerning the nationality, residence, identity or connection with Mexico of the Holder or any beneficial owner of such Note if compliance is required by law, regulation or by an applicable income tax treaty to which Mexico is a party, as a precondition to exemption from, or reduction in the rate of, the tax, assessment or other governmental charge and we have given the Holders at least 30 days’ notice prior to the first payment date with respect to which such certification, identification or reporting requirement is required to the effect that Holders will be required to provide such information and identification;

(ii) of any such taxes, duties, assessments or other governmental charges with respect to a Note presented for payment more than 15 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for and notice thereof given to Holders, whichever occurs later, except to the extent that the Holder of such Note would have been entitled to such Additional Amounts on presenting such Note for payment on any date during such 15-day period;

(iii) of estate, inheritance, gift or other similar taxes, assessments or other governmental charge imposed with respect to a Note;

(iv) any tax, duty, assessment or other governmental charge payable otherwise than by deduction or withholding from payments on any series of Notes; and

(v) any payment on a Note to a Holder who is a fiduciary or partnership or a person other than the sole beneficial owner of any such payment, to the extent that a beneficiary or settlor with respect to such fiduciary, a member of such a partnership or the beneficial owner of such payment would not have been entitled to the Additional Amounts had such beneficiary, settlor, member or beneficial owner been the Holder of such Note.

For purposes of the provisions described in Clause (i) above, the term “Holder” of any Note means the direct nominee of any beneficial owner of such Note, which holds such beneficial owner’s interest in such Note. Notwithstanding the foregoing, the limitations on the Company’s obligation to pay Additional Amounts set forth in Clause (i)(B) above shall not apply if (a) the provision of information, documentation or other evidence described in such Clause (i)(B) would be materially more onerous, in form, in procedure or in the substance of information disclosed, to a Holder or beneficial owner of a Note (taking into account any relevant differences between U.S. and Mexican law, regulation or administrative practice) than comparable information or other reporting requirements imposed under U.S. tax law (including the United States - Mexico Income Tax Treaty), regulations (including proposed regulations) and administrative practice or (b) Rule 3.25.15 is in effect, unless the provision of the information, documentation or other evidence described in such Clause (i)(B) is expressly required by statute, regulation, rule or administrative practice in order to apply Rule 3.25.15 and the Company cannot obtain such information, documentation or other evidence on its own through reasonable diligence and the Company otherwise would meet the requirements for application of Rule 3.25.15. In addition, such Clause (i)(B) shall not be construed to require that a non-Mexican pension or retirement fund or a non-Mexican financial institution or any other Person register with the Ministry of Finance and Public Credit for the purpose of establishing eligibility for an exemption from or reduction of Mexican withholding tax.

The Company shall provide the Trustee with the constancia or other relevant documentation, if any (which may consist of certified copies of such documentation), satisfactory to the Trustee evidencing the payment of Mexican Taxes in respect of which the Company has paid any Additional Amounts. Copies of such documentation shall be made available to the Holders of the Notes or the Paying Agent, as applicable, upon request therefor.

The Company shall pay all stamp, issue, registration, documentary or other similar duties, if any, which may be imposed by Mexico or any governmental entity or political subdivision therein or thereof, or any taxing authority of or in any of the foregoing, with respect to the Indenture or the Fourth Supplemental Indenture or the issuance of the Notes.

All references herein, in the Indenture, the Fourth Supplemental Indenture, the Notes or the Guarantees, to principal, premium, if any, or interest or any other amount payable in respect of any Note shall be deemed to include all Additional Amounts, if any, payable in respect of such principal, premium, interest or other amount payable, unless the context otherwise requires, and express mention of the payment of Additional Amounts in any provision hereof shall not be construed as excluding reference to Additional Amounts in those provisions hereof where such express mention is not made.

In the event that Additional Amounts actually paid with respect to the Notes pursuant to the preceding paragraphs are based on rates of deduction or withholding of withholding taxes in excess of the appropriate rate applicable to the Holder of such Notes, and, as a result thereof such Holder is entitled to make claim for a refund or credit of such excess from the authority imposing such withholding tax, then such Holder shall, by accepting such Notes, be deemed to have assigned and transferred all right, title, and interest to any such claim for a refund or credit of such excess to the Company. However, by making such assignment, the Holder makes no representation or warranty that the Company shall be entitled to receive such claim for a refund or credit and incurs no other obligation with respect thereto.

All references in the Indenture, the Fourth Supplemental Indenture, the Notes and the Guarantees to principal in respect of any Note shall be deemed to mean and include any Redemption Price or Repurchase Price payable in respect of such Note pursuant to any redemption or repurchase right hereunder (and all such references to the Stated Maturity of the principal in respect of any Note shall be deemed to mean and include the Redemption Date with respect to any such Redemption Price and the Repurchase Date with respect to any such Repurchase Price), and all such references to principal, premium, interest or Additional Amounts shall be deemed to mean and include any amount payable in respect hereof pursuant to Section 1010 of the Indenture.

The Notes are subject to redemption upon not less than 30 nor more than 60 days’ notice by mail, at any time:

(i) as a whole but not in part, at the election of the Company, at a cash price equal to the sum of (A) the principal amount of the Notes being redeemed, (B) accrued and unpaid current interest thereon to but not including the date fixed for redemption, and (C) any Additional Amounts which would otherwise be payable up to but not including the date fixed for redemption, if, as a result of any amendment to, or change in, the laws (or any laws, rules, or regulations thereunder) of Mexico or any political subdivision or taxing authority thereof or therein affecting taxation or any amendment to or change in an official interpretation, administration or application of such laws, rules, or regulations (including a holding by a court of competent jurisdiction), which amendment or change of such laws, rules, or regulations becomes effective on or after the date of the Fourth Supplemental Indenture, the Company would be obligated, after making reasonable endeavors to avoid such requirement, to pay Additional Amounts in excess of the Additional Amounts that the Company would be obligated to pay if payments made on the Notes were subject to withholding or deduction of Mexican Taxes at the rate of 10%; and

(ii) in whole or in part, at a Redemption Price equal to the greater of (A) 100% of the principal amount of such Notes and (B) the sum of the present values of the remaining scheduled payments of principal and interest thereon (exclusive of interest accrued to the date of redemption) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at, in each case, the Treasury Rate plus 25 basis points, plus, in the case of (A) and (B), accrued interest on the principal amount of such Notes to (but not including) the date of redemption.

For purposes of Clause (ii) above, the following terms shall have the specified meanings:

“Treasury Rate” means, with respect to any Redemption Date, the rate per annum equal to the semiannual equivalent yield to maturity or interpolated maturity (on a day count basis) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such Redemption Date.

“Comparable Treasury Issue” means the United States Treasury security or securities selected by an Independent Investment Banker as having an actual or interpolated maturity comparable to the remaining term of the Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of a comparable maturity to the remaining term of such notes.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Comparable Treasury Price” means, with respect to any Redemption Date, (x) the average of the Reference Treasury Dealer Quotations for such Redemption Date, after excluding the highest and lowest such Reference Treasury Dealer Quotation or (y) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Reference Treasury Dealer” means each of Citigroup Global Markets Inc. and Credit Suisse First Boston LLC or their Affiliates which are primary United States government securities dealers and two other leading primary United States government securities dealers in New York City reasonably designated by the Company; provided, however, that if any of the foregoing shall cease to be a primary United States government securities dealer in New York City (a “Primary Treasury Dealer”), the Company shall substitute therefor another Primary Treasury Dealer.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 3:30 pm New York time on the third Business Day preceding such Redemption Date.

The Indenture, as further supplemented by the Fourth Supplemental Indenture, permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantor, on the one hand, and the rights of the Holders of the Notes, on the other hand, at any time by the Company, the Guarantor and the Trustee with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding. The Indenture also contains provisions (i) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive compliance by the Company with certain provisions of the Indenture, as further supplemented by the Fourth Supplemental Indenture, and (ii) permitting the Holders of a majority in principal amount of the Notes at the time Outstanding, on behalf of the Holders of all Notes, to waive certain past defaults under the Indenture, as further supplemented by the Fourth Supplemental Indenture, and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

As provided in and subject to the provisions of the Indenture, as further supplemented by the Fourth Supplemental Indenture, the Holder of this Note shall not have the right to institute any proceeding with respect to the Indenture or the Fourth Supplemental Indenture, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default with respect to the Notes, the Holders of not less than 25% in principal amount of the Notes at the time Outstanding shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee indemnity reasonably satisfactory to it, and the Trustee shall not have received from the Holders of a majority in principal amount of Notes at the time Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity. The foregoing shall not apply to any suit instituted by the Holder of this Note for the enforcement of any payment of principal hereof or any premium and interest hereon on or after the respective due dates expressed herein.

No reference herein to the Indenture or the Fourth Supplemental Indenture and no provision of this Note or of the Indenture or the Fourth Supplemental Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and any premium and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture, as further supplemented by the Fourth Supplemental Indenture and subject to certain limitations therein set forth (including, without limitation, the restrictions on transfer under Sections 202 and 203 of the Fourth Supplemental Indenture), the transfer of this Note is registrable in the Security Register, upon surrender of this Note for registration of transfer at the office of the Trustee or agency of the Company in any place where the principal of and any premium and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company, the Guarantor and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are issuable only in registered form without coupons in denominations of U.S.$100,000 and integral multiples of U.S.$1,000 in excess thereof. As provided in the Indenture, as further supplemented by the Fourth Supplemental Indenture, and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of like tenor of a different authorized denomination, as requested by the Holder surrendering the same.

No service charge shall be made for any such registration of transfer or exchange, but the Company or the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Note for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or of the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note is overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

This Note is a Global Note and is subject to the provisions of the Indenture and the Fourth Supplemental Indenture relating to Global Notes, including the limitations in Section 203 of the Fourth Supplemental Indenture on transfers and exchanges of Global Notes.

This Note, the Guarantees and the Indenture and the Fourth Supplemental Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

All terms used in this Note which are defined in the Indenture, as further supplemented by the Fourth Supplemental Indenture, shall have the meanings assigned to them in the Indenture, as further supplemented by the Fourth Supplemental Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM - as tenants in common	UNIF GIFT MIN ACT—_______________
(Cust)

TEN ENT - as tenants by the entireties	Custodian_______________under Uniform
(Minor)

JT TEN – as joint tenants with right of survivorship and not as tenants in common	Gifts to Minors Act_______________

(State)

Additional abbreviations may also be used though not in the above list.

EXHIBIT B

FORM OF GUARANTEE

GUARANTEE

OF

RADIOMÓVIL DIPSA, S.A. DE C.V.

Radiomóvil Dipsa, S.A. de C.V., a corporation (sociedad anónima de capital variable) organized and existing under the laws of Mexico (the “Guarantor”), hereby fully and unconditionally guarantees (such guarantee being referred to herein as the “Guarantee”), in accordance with the terms of the Indenture, dated as of March 9, 2004 and as previously supplemented by the First Supplemental Indenture dated as of March 9, 2004, the Second Supplemental Indenture dated as of March 9, 2004 and the Third Supplemental Indenture dated as of April 27, 2004 (herein called the “Indenture”, which term shall have the meaning assigned to it in such instrument), as further supplemented by the Fourth Supplemental Indenture, dated as of November 3, 2004, as supplemented on March 8, 2011 by the Additional Notes Supplement (the “Fourth Supplemental Indenture”), among América Móvil, S.A.B. de C.V., the Guarantor and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), as Trustee, the full and punctual payment when due, whether at maturity, upon redemption, by acceleration or otherwise, of the principal of, premium, if any, and interest on, and any other amounts due under the Notes and all other obligations of the Company under the Indenture, as further supplemented by the Fourth Supplemental Indenture. Capitalized terms used but not defined herein shall have the respective meanings given to them in the Indenture, as further supplemented by the Fourth Supplemental Indenture.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture, as further supplemented by the Fourth Supplemental Indenture, shall be limited to the maximum amount as shall, after giving effect to all other liabilities (fixed and contingent) of the Guarantor, result in the obligations of the Guarantor under the Guarantees not constituting a fraudulent conveyance or fraudulent transfer under applicable law.

The obligations of the Guarantor to the Holders and to the Trustee pursuant to this Guarantee and the Indenture, as further supplemented by the Fourth Supplemental Indenture, are expressly set forth, to the extent and in the manner provided, in Article Eleven of the Indenture, as further supplemented by the Fourth Supplemental Indenture, and reference is hereby made to such Indenture, as further supplemented by the Fourth Supplemental Indenture, for the precise terms of the Guarantee therein made.

This Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Notes upon which this Guarantee is noted shall have been executed by the

Trustee under the Indenture, as further supplemented by the Fourth Supplemental Indenture, by the manual signature of one of its authorized signatories.

This Guarantee shall be governed by, and construed in accordance with, the laws of the State of New York.

This Guarantee is subject to release upon the terms set forth in the Indenture, as further supplemented by the Fourth Supplemental Indenture.

IN WITNESS WHEREOF, the Guarantor has caused this Guarantee to be duly executed.

RADIOMÓVIL DIPSA, S.A. de C.V.

By:
Name:
Title:

By:
Name:
Title:

EXHIBIT C

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO REGULATION S GLOBAL NOTE

(Transfers pursuant to § 203(b)(i)

of the Fourth Supplemental Indenture)

The Bank of New York Mellon (as successor to JPMorgan Chase Bank)

    as Trustee

Re:	5.750% Senior Notes due 2015 of
América Móvil, S.A.B. de C.V. (the “Notes”)

Reference is hereby made to the Additional Notes Supplement, dated as of March 8, 2011 (the “Additional Notes Supplement”), to the Fourth Supplemental Indenture, dated as of November 3, 2004 (the “Supplemental Indenture”), among América Móvil, S.A.B. de C.V., as Issuer (the “Issuer”), Radiomóvil Dipsa, S.A. de C.V., as Guarantor (the “Guarantor”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), as Trustee (the “Trustee”), to the Indenture dated as of March 9, 2004 among the Issuer, the Guarantor and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Additional Notes Supplement.

This letter relates to U.S.$          principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No.: 02364W AY1; ISIN No.: US02364WAY12) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person who shall take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Regulation S Global Notes (CUSIP No.: P0280A ED9; Common Code: 059844806; ISIN No.: USP0280AED92), which amount, immediately after such transfer, is to be held with the Depositary.

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with Rule 903 or Rule 904 (as applicable) under the Securities Act or Rule 144, and accordingly the Transferor does hereby further certify that:

(i) If the transfer is being effected pursuant to Rule 903 and Rule 904:

(1)	the offer of the Notes was not made to a Person in the United States;

(2)	either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

C-1

(3)	no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulations S, as applicable;

(4)	the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act; and

(5)	upon completion of the transaction, the beneficial interest being transferred as described above is to be held with the Depositary through Euroclear or Clearstream, Luxembourg or both.

(ii) If the transfer is being effected pursuant to Rule 144, the Notes are being transferred in a transaction permitted by
Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantor and the initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Additional Notes Supplement have the meanings set forth in Regulation S or Rule 144.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	América Móvil, S.A.B. de C.V.
Radiomóvil Dipsa, S.A. de C.V.

C-2

EXHIBIT D

FORM OF TRANSFER CERTIFICATE

FOR TRANSFER FROM RESTRICTED GLOBAL

NOTE TO UNRESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 203(b)(ii)

of the Fourth Supplemental Indenture)

The Bank of New York Mellon (as successor to JPMorgan Chase Bank)

    as Trustee

Re:	5.750% Senior Notes due 2015 of
América Móvil, S.A.B. de C.V. (the “Notes”)

Reference is hereby made to the Additional Notes Supplement, dated as of March 8, 2011 (the “Additional Notes Supplement”), to the Fourth Supplemental Indenture, dated as of November 3, 2004 (the “Supplemental Indenture”), among América Móvil, S.A.B. de C.V., as Issuer (the “Issuer”), Radiomóvil Dipsa, S.A. de C.V., as Guarantor (the “Guarantor”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), as Trustee (the “Trustee”), to the Indenture dated as of March 9, 2004 among the Issuer, the Guarantor and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Additional Notes Supplement.

This letter relates to U.S.$         principal amount of Notes which are evidenced by one or more Restricted Global Notes (CUSIP No.: 02364W AY1; ISIN No.: US02364WAY12) and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a Person that shall take delivery thereof in the form of an equal principal amount of Notes evidenced by one or more Unrestricted Global Notes (CUSIP No.:     ).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that such transfer has been effected pursuant to and in accordance with either (i) Rule 903 or Rule 904 (as applicable) under the Securities Act, or (ii) Rule 144, and accordingly the Transferor does hereby further certify that:

(i) If the transfer has been effected pursuant to Rule 903 and Rule 904:

(1) the offer of the Notes was not made to a Person in the United States;

(2) either:

(A) at the time the buy order was originated, the transferee was outside the United States or the Transferor and any Person acting on its behalf reasonably believed that the transferee was outside the United States, or

(B) the transaction was executed in, on or through the facilities of a designated offshore securities market and neither the Transferor nor any Person acting on its behalf knows that the transaction was pre-arranged with a buyer in the United States;

D-1

(3) no directed selling efforts have been made in contravention of the requirements of Rule 903(b) or 904(b) of Regulation S, as applicable; and

(4) the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(ii) If the transfer has been effected pursuant to Rule 144, the Notes have been transferred in a transaction permitted by Rule 144.

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantor and the initial purchasers, if any, of the initial offering of such Notes being transferred. Terms used in this certificate and not otherwise defined in the Additional Notes Supplement have the meanings set forth in Regulation S under the Securities Act.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	América Móvil, S.A.B. de C.V.
Radiomóvil Dipsa, S.A. de C.V.

D-2

EXHIBIT E

FORM OF TRANSFER CERTIFICATES

FOR TRANSFER FROM REGULATION S GLOBAL

NOTE OR UNRESTRICTED GLOBAL NOTE

TO RESTRICTED GLOBAL NOTE

(Transfers Pursuant to § 203(b)(iii)

of the Fourth Supplemental Indenture)

[Transferor Certificate]

The Bank of New York Mellon (as successor to JPMorgan Chase Bank)

    as Trustee

Re:	5.750% Senior Notes due 2015 of
América Móvil, S.A.B. de C.V. (the “Notes”)

Reference is hereby made to the Additional Notes Supplement, dated as of March 8, 2011 (the “Additional Notes Supplement”), to the Fourth Supplemental Indenture, dated as of November 3, 2004 (the “Supplemental Indenture”), among América Móvil, S.A.B. de C.V., as Issuer (the “Issuer”), Radiomóvil Dipsa, S.A. de C.V., as Guarantor (the “Guarantor”) and The Bank of New York Mellon (as successor to JPMorgan Chase Bank), as Trustee (the “Trustee”), to the Indenture dated as of March 9, 2004 among the Issuer, the Guarantor and the Trustee. Capitalized terms used but not defined herein shall have the meanings given to them in the Additional Notes Supplement.

This letter relates to U.S.$         principal amount of Notes which are evidenced by one or more [Regulation S Global Notes (CUSIP No.: P0280A ED9; Common Code: 059844806; ISIN No.: USP0280AED92)] [Unrestricted Global Notes (CUSIP No.:     ] and held with the Depositary in the name of [INSERT NAME OF TRANSFEROR] (the “Transferor”). The Transferor has requested a transfer of such beneficial interest in the Notes to a person that shall take delivery thereof (the “Transferee”) in the form of an equal principal amount of Notes evidenced by one or more Restricted Global Notes (CUSIP No.: 02364W AY1; ISIN No.: US02364WAY12).

In connection with such request and in respect of such Notes, the Transferor does hereby certify that:

(1) such transfer is being effected in accordance with all applicable securities laws of any state of the United States or any other jurisdiction;

(2) the Notes are being transferred in accordance with Rule 144A to a transferee whom the Transferor reasonably believes is a qualified institutional buyer within the meaning of Rule 144A and is purchasing the Notes for its own account or any account with respect to which the transferee exercises sole investment discretion, in each case in a transaction meeting the requirements of Rule 144A; and

(3) it has notified the transferee that it has relied on Rule 144A as a basis for the exemption from the registration requirements of the Securities Act used in connection with the transfer.

E-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Issuer, the Guarantor and the initial purchasers, if any, of the initial offering of such Notes being transferred.

[Insert Name of Transferor]

By:
Name:
Title:

Dated:

cc:	América Móvil, S.A.B. de C.V.
Radiomóvil Dipsa, S.A. de C.V.

E-2